Confidential

Black Bison Water Services LLC
Attn: Matt Kruger

August 15, 2015

Re: Loans and other Agreements with Black Bison related entities

Dear Mr. Kruger
Reference is made to (i) that certain Loan Agreement dated as of March 13, 2014 (as amended to date and as may be further amended, restated, supplemented or otherwise modified from time to time, the “REIT Loan Agreement”) by and among BLACK BISON WATER SERVICES LLC, an Illinois limited liability company, as borrower (“Borrower”), BLACK BISON INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, as guarantor (“BB Intermediate”), BLACK BISON REED SWD LLC, a Delaware limited liability company, as guarantor (“BB Reed”), BLACK BISON #1 LEMAY SWD LLC, a Delaware limited liability company, as guarantor, (“BB Lemay”), BLACK BISON PROPERTIES LLC (“BB Properties”), a Delaware limited liability company, as guarantor, BLACK BISON GARNER LAKE SWD LLC, (“BB Garner Lake”), a Delaware limited liability company, as guarantor, BLACK BISON HOLDINGS LLC, a Delaware limited liability company, as guarantor (“Parent” and, collectively, with BB Intermediate, BB Reed, BB Lemay, BB Properties and BB Garner Lake, the “Guarantors”) and CORRIDOR BISON, LLC, a Delaware limited liability company corporation as lender (“REIT Lender”); (ii) that certain TRS Loan Agreement dated as of July 23, 2014 (as amended to date and as may be further emended, restated, supplemented or otherwise modified from time to time, the “TRS Loan Agreement;” and, collectively with the REIT Loan Agreement, the “Loan Agreement”) by and among Borrower, BB Intermediate, BB Reed, BB Lemay, BB Properties, BB Garner Lake, Parent, and CorEnergy BBWS, Inc. (“TRS Lender” and, collectively with REIT Lender, the “Lenders”)) and (iii) that certain Amended and Restated Warrant Certificate Number 1 dated July 23, 2014 (the “Warrant”) issued by BB Intermediate to TRS Lender. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the REIT Loan Agreement.

A. Borrower has failed to comply with the Loan Agreements by failing to make the loan payments due and owing on March 31, 2015, and April 15, 2015. Borrower has also failed to comply with certain other covenants and obligations set forth in the Loan Agreements (all such Events of Default existing as of the date hereof, collectively, the “Existing Defaults”).

B. BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT (i) THE EXISTING DEFAULTS EACH CONSTITUTES AN EVENT OF DEFAULT UNDER THE LOAN

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AGREEMENTS; AND (ii) LENDER IS ENTITLED TO IMMEDIATELY PURSUE ALL REMEDIES AVAILABLE TO IT BY LAW, EQUITY OR CONTRACT AGAINST BORROWER AND EACH GUARANTOR.

C. As of June 17, 2015, the parties hereto entered into a letter agreement (the “Original Forbearance Agreement”) pursuant to which the Lenders agreed, upon the terms and conditions thereof, to forbear from exercising their remedies under the Loan Agreements until August 15, 2015.

D. Borrower has requested that Lender continue to forbear from exercising its rights and remedies under the Loan Agreements, and Lender will agree to continue to forbear, subject to the terms and conditions contained herein and without waiving the Existing Defaults.

Effective as of the date hereof, the parties hereto agree as follows:

1.
Modifications to Loan Agreements. Notwithstanding anything to the contrary contained in the Loan Agreements, the Original Forbearance Agreement, or any of the documents relating thereto, the Loan Agreements are amended as follows:

a.
No principal or interest payments shall be required to be made under the Loan Agreements. All interest that accrues but is not payable pursuant to the terms of this clause a. shall be added to the principal amount of the applicable loan as of the date such interest would otherwise have been payable and shall accrue interest pursuant to the terms of the applicable Loan Agreement and shall be payable upon the termination of the Forbearance Period, as defined in Section 5 below.

b.
By noon Central time on Tuesday of each week, Borrower will submit to REIT Lender its 13-week forecasted cash flow for the current week and the twelve consecutive weeks thereafter. On a mutually agreed date and time of each calendar week, Matt Kruger and Joe Solari will participate in a conference call (the “Weekly Call”) with the Lenders to review that week’s 13-week forecasted cash flow.

c.	Borrower shall not, nor shall any Guarantor, make payments to Joe Scott.

d.	Borrower shall not, nor shall any Guarantor, pay any purchase orders make other cash payments or commitments exceeding $5,000 without REIT Lender’s prior review and consent.

e.	Matt Kruger shall at all times be a required signatory to all checks written by Borrower or any Guarantor.

f.	Borrower shall provide an update on sales opportunities each week during the Weekly Call.

g.	Borrower shall at all times have engaged an investment banker to assist in identifying opportunities to sell Borrower and the Guarantors and to raise capital.

1100 Walnut Suite 3350 Kansas City, MO 64106 | Main: 816.875.3705 | corenergy.corridortrust.com        2
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h.
Rick Kreul (or another representative of the Lenders, at the Lenders’ discretion) will be allowed to examine the records of Borrower and each Guarantor and to participate in calls and meetings at his discretion to monitor progress toward the sale of the companies and the capital raise.

i.	Borrower and each Guarantor shall provide to Lender a lien on all its assets (to the extent not already provided), including a second priority lien on the Yellowcreek well.

2.
Voting Rights. Each of Holdings, BB Intermediate and Borrower (i) acknowledges that their respective obligations to the Lenders are secured by all Equity Interests of any Person (as such terms are defined in the Loan Agreements) held by it (the “Pledged Equity”); (ii) acknowledges that one of the remedies available to the Lenders as a result of the Existing Defaults is to exercise the voting rights and all other ownership or consensual rights in respect of such Equity Interests; and (iii) waives any prior notice (written or otherwise) to Lenders’ exercise of such voting rights. The Lenders hereby elect to exercise such voting rights to withdraw from the managers of BB Intermediate, Borrower, BB Properties, BB Reed, BB Lemay, BB Garner Lake--and any other Person in which any Equity Interest is held by Holdings, BB Intermediate or Borrower--any right that it may have to elect to file for bankruptcy protection or to take any other action in furtherance thereof, and the Lenders hereby confirm that any such rights reside with the holders of the Equity Interests notwithstanding anything to the contrary in any applicable operating agreement or other document relating to any such Person. During the Forbearance Period, and notwithstanding the Lenders’ agreement herein to forbear from exercising remedies under the Loan Agreements, any vote of the Pledged Equity for any purpose, including without limitation, the election to file for bankruptcy protection or to take any other action in furtherance therefore, shall be made solely by the Lenders.

3.
Confidentiality. The existence and terms of this agreement, as well as the discussions and negotiations of the parties with respect to the subject matter of this agreement, (a) constitute “Confidential Information” as defined in that certain Non Disclosure Agreement between Corridor InfraTrust Management, LLC and Parent dated November 6, 2013 (the “NDA”), and (b) are subject in all respects to, and therefore may not be disclosed by either party except as permitted by, the NDA.

4.
Fees and Expenses. Borrower shall pay all of Lenders’ out-of-pocket fees and expenses incurred at any time in connection with the preparation, negotiation, execution and delivery of this agreement, and in connection with any due diligence and other activity undertaken by Lenders in connection with the Loan Agreements and the Existing Defaults.

5.
Termination of Forbearance. The forbearance period under this letter agreement will terminate on the earlier to occur of (a) 30 days after either Lender, in its sole and absolute discretion, declares in a notice to Borrower that the forbearance period to be over and (b) June 30, 2016 (such period, the “Forbearance Period”), but the Lenders shall have no obligation to extend such period. The Forbearance Period will terminate immediately upon the occurrence of any additional defaults (other than the Existing Defaults) under any Loan Agreement and upon the breach of any covenants under this agreement. This agreement is a “Loan Document” under each Loan Agreement.

6.	Release of Claims and Waiver. Borrower and each Guarantor, by its execution below, hereby releases, remises, acquits and forever discharges each Lender and their employees, agents, representatives,

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consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this letter, the Loan Agreements, and the documents relating thereto, if any (all of the foregoing hereinafter called the “Released Matters”). Borrower and each Guarantor acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

If you agree with the terms of this agreement, please so indicate by countersigning it below and promptly returning a copy to the undersigned. If you would like to discuss any aspect of this agreement or the process for moving forward, please contact the undersigned at your convenience. This letter will expire if not executed and returned to the REIT Lender by 5:00 p.m. (Central Time) on August 15, 2015.

Very truly yours,

CORRIDOR BISON, LLC, as REIT Lender

By:    /s/ David J. Schulte
Name:    David J. Schulte
Its:    Director

CORENERGY BBWS, INC., as TRS Lender

By:    /s/ David J. Schulte
Name:    David J. Schulte
Its:    Director

1100 Walnut Suite 3350 Kansas City, MO 64106 | Main: 816.875.3705 | corenergy.corridortrust.com        4
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ACKNOWLEDGED AND AGREED:

BLACK BISON WATER SERVICES LLC

By: Black Bison Intermediate Holdings LLC
Its: Manager

By: Black Bison Holdings LLC
Its: Manager

By:    /s/ MattKruger
Name: Matt Kruger
Title: Manager

BLACK BISON HOLDINGS LLC

By:    /s/ Matt Kruger
Name: Matt Kruger
Title: Manager

BLACK BISON INTERMEDIATE HOLDINGS LLC

By:    /s/ Matt Kruger
Name: Matt Kruger
Title: Manager

BLACK BISON #1 LEMAY SWD LLC

By: Black Bison Water Services LLC
Its: Manager

By: Black Bison Intermediate Holdings LLC
Its: Manager

By:    /s/ Matt Kruger
Name: Matt Kruger
Title: Manager

LEGAL_US_E # 115149071.4
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BLACK BISON REED SWD LLC

By: Black Bison Water Services LLC
Its: Manager

By: Black Bison Intermediate Holdings LLC
Its: Manager

By:    /s/ Matt Kruger
Name: Matt Kruger
Title: Manager

BLACK BISON PROPERTIES LLC

By: Black Bison Water Services LLC
Its: Manager

By: Black Bison Intermediate Holdings LLC
Its: Manager

By:    /s/ Matt Kruger
Name: Matt Kruger
Title: Manager

BLACK BISON GARNER LAKE SWD LLC

By: Black Bison Water Services LLC
Its: Manager

By: Black Bison Intermediate Holdings LLC
Its: Manager

By:    /s/ Matt Kruger
Name: Matt Kruger
Title: Manager

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